UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Allin Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Allin Corporation

381 Mansfield Avenue

Suite 400

Pittsburgh, Pennsylvania 15220-2751

Notice of Annual Meeting of Stockholders

To be held May 24, 2007

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Allin Corporation (the “Company”) that will be held on Thursday, May 24, 2007 at 1:00 p.m. EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, for the following purposes, as set forth in the accompanying proxy statement:

1.	To elect six directors.

2.	To ratify the appointment of Malin, Bergquist & Company, LLP as independent public accountants for the Company for the year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has established the close of business on April 2, 2007, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

/s/ Dean C. Praskach
Dean C. Praskach Secretary

April 23, 2007

Allin Corporation

Proxy Statement

General Information

This proxy statement is provided to the stockholders of Allin Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 24, 2007, at 1:00 p.m., EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the ratification of the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are presently members of executive management of the Company.

The Company’s executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 26, 2007.

Shares Outstanding, Voting Rights and Vote Required

Only stockholders of record at the close of business on April 2, 2007 are entitled to vote at the annual meeting. The only classes of voting stock of the Company outstanding and entitled to vote at the annual meeting are as follows: its common stock, par value $.01 per share, of which 7,828,981 shares were outstanding as of the close of business on April 2, 2007, and its Series G Convertible Redeemable Preferred Stock, par value $.01 per share (“Series G Preferred Stock”), of which 150 shares were outstanding as of the close of business on April 2, 2007. The holders of Series G Preferred Stock are entitled to vote with the holders of common stock together as a single class on all matters submitted for a vote of the holders of common stock that do not require a separate class vote of the holders of common stock under the Company’s Certificate of Incorporation or applicable law. Each share of common stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Each share of Series G Preferred Stock issued and outstanding is entitled to 5,295 votes on matters properly submitted at the annual meeting.

The presence, in person or by proxy, of the holders of shares of common stock and Series G Preferred Stock entitled to cast a majority of the votes on the matters to be presented at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. That is, the six nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of the ratification of the appointment of independent public accountants for 2007 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. If a quorum is present, broker non-votes will have no effect on the voting for the ratification of the appointment of independent public accountants, but abstentions will have the effect of a negative vote.

Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company before the vote is taken at the annual meeting, by delivering a proxy bearing a later date before the vote is taken at the annual meeting or by attending the annual meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker and who wish to vote in person at the annual meeting must first obtain a legal proxy from their broker.

The Board of Directors recommends voting FOR the election of all nominees named herein to the Board of Directors or for a substitute nominee if any of the nominees named herein becomes unable or unwilling to serve and FOR the proposal to ratify the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants for 2007. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR the election of the director nominees named herein, FOR the proposal to ratify the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants for 2007 and, on other matters presented for a vote, in accordance with the judgment of the person acting under the proxy.

Election of Directors

(Proposal 1)

The Board of Directors of the Company currently consists of six members, five of whom are independent non-employee directors. The Chairman, Chief Executive Officer and President of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

The Board of Directors has designated the persons named below as nominees for election as directors, for terms expiring at the 2008 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 2007.

Richard W. Talarico, age 51, became Chairman of the Board and Chief Executive Officer of the Company in July 1996 and was appointed President of the Company in May 2002. He has also served as a director of Allin Interactive Corporation (“Allin Interactive”) since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico has served as an officer and director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Talarico is a partner in The Hawthorne Group (“THG”), where he has been involved in numerous business ventures and has served in various financial and operating capacities since 1986. THG is a private investment and management partnership which invests through affiliates primarily in media and communications companies. Mr. Talarico is an officer of The Hawthorne Group, Inc. (“Hawthorne”), where he has served in various financial and operating capacities since 1991. Hawthorne provides management and administrative services to the business ventures in which THG invests.

Brian K. Blair, age 44, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June 1996 and as its President from June 1996 until February 1998. From 1999 to 2002, Mr. Blair served as Chief Executive Officer of and as a director of Novair Media Corp., a niche market television media company. Mr. Blair currently serves as a director and President of Digital Media Corp., a video production and satellite communications company. Mr. Blair also currently is a director of Com-Tek Printing and Graphics, Inc., a commercial printing company.

Anthony L. Bucci, age 58, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC USA, Pennsylvania’s largest full-service marketing communications company. Mr. Bucci has served MARC USA in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients in diverse industries, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

William C. Kavan, age 56, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company’s other subsidiaries since their inception or acquisition by the Company. From 1984 to 1999, Mr. Kavan served as president of Berkely-Arm, Inc. (“Berkely”), the largest provider of revenue-generating passenger insurance programs for the cruise industry. Berkely has served various cruise line clients, including Carnival, Royal Caribbean, Princess and Norwegian. Mr. Kavan currently serves as a director of a number of privately-held businesses in the hospitality, digital imaging and personal services industries.

James S. Kelly, age 56, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. (“KCS”), now Allin Consulting of Pennsylvania, Inc., in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. Following the acquisition of KCS, the Company appointed Mr. Kelly as a director of the Company. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

Anthony C. Vickers, age 57, became a Director of the Company in November 1999. Mr. Vickers founded IT Services Development (“ITSD”) in 1998 and has served as principal of ITSD since its inception. ITSD is a management consulting firm that assists clients with projects ranging from strategic planning to acquisitions and customer satisfaction surveys. Mr. Vickers also currently serves as a director of a public company, Watchit Media, Inc., (OTCBB-WMDA) formerly Cotelligent, Inc. (since January 2004), and as a member of advisory boards for several entities, including the University of Southern California Integrated Media Systems Center (since November 1998), Bluecrane, Inc. (since November 2001) and MAKE Corp. (since January 2002). Mr. Vickers founded Computer People, a public information technology services organization, in 1972 and served as its Chief Executive Officer and President until November 1995 and as a director until March 1998. Mr. Vickers served as a director of PC Tutor Corporation, which provided computer training services to small and medium-sized businesses from 1998 to 2000. Mr. Vickers also served as a director of Computer Technology Associates, a provider of information technology services and E-government solutions to the federal and state governments, from January to October 2000, and as a member of the advisory board of Greenbrier & Russel, which specializes in E-business enabling, from August 1999 to August 2003.

There are no family relationships among our directors and executive officers.

The Board of Directors Recommends a Vote FOR

The Election of the Above Named Nominees

If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, we know of no reason why any nominee might be unavailable to serve.

Executive Officers

Information concerning Mr. Talarico, the Company’s Chairman, Chief Executive Officer and President, is included above in the biographical summaries of the nominees for director. Information with regard to the remaining executive officer of the Company who is not also a director follows:

Dean C. Praskach, age 49, has held the positions of Chief Financial Officer of the Company since May 1999, Secretary of the Company since March 1998 and Treasurer and Vice President-Finance of the Company since July 1997. Mr. Praskach is the Company’s principal financial and accounting officer. Mr. Praskach also served the Company as Director of Financial Planning from November 1996 to July 1997. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the Company’s subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company’s subsidiaries in March 1998 or upon acquisition, if later. Mr. Praskach has served as a director since 1997 of Allin Holdings Corporation, a non-operating subsidiary of the Company that provides treasury management services to the Company. Mr. Praskach served both the Company and The Hawthorne Group in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions.

Corporate Governance

Director Independence

The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors consists of six members all of whom are “independent” as defined under applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ rules, except for Mr. Talarico who also serves as the Company’s Chief Executive Officer and President. For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In its determination of the independence of non-employee directors, the Board considered the relationships of Mr. Kavan described under the heading, Board Meetings and Committees; Annual Meeting Attendance - Compensation Committee Interlocks and Insider Participation.

All members of the Audit and Compensation Committees must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an audit committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent. James S. Kelly, a member of our Audit Committee, did not fall within the safe harbor position of SEC Rule 10A-3(e)(1)(ii)(A) promulgated under the Securities Exchange Act of 1934, as amended, because he owned 20.1% of the outstanding common stock of the Company at the time of the Board’s determination. This safe harbor position provides that a person holding 10% or less of a class of voting equity securities of an issuer will not be deemed to be an affiliate of the issuer, but does not create a presumption that a person exceeding that ownership percentage is an affiliate.

Under NASDAQ rules, all members of the Nominating Committee must be independent or a majority of independent directors must select, or recommend for the Board’s selection, director nominees. The Company has no standing nominating committee, and all members of the Board participate in the consideration of director nominees, including Mr. Talarico who is not independent.

Nomination of Directors

We have no standing nominating committee or written policies, procedures or charter governing the nomination of director candidates except as set forth in the Company’s Bylaws and as discussed below. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small, has experienced limited turnover and has the time to perform the functions of selecting Board nominees. Each member of the Board of Directors participates in the consideration of director nominees.

The Board of Directors identifies nominees for director by seeking suggestions as to potential candidates from the current directors. The Chairman of the Board presents any candidate suggested by a director or a stockholder for formal consideration and evaluation by the Board. The Board of Directors evaluates each nominee on a case-by-case basis and takes into account all factors it considers appropriate, including the independence, experience and judgment of the nominee. The Board of Directors believes the members of the Board should have the following attributes:

•	business judgment,

•	management experience,

•	accounting and financial acumen,

•	industry and technology knowledge,

•	leadership ability,

•	strategic vision, and

•	willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors.

The Board of Directors will consider stockholders’ recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company’s principal offices located 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751 at least 90 days before the anniversary date of the immediately preceding annual meeting. For the 2008 Annual Meeting of the Stockholders, this means that a stockholder would have to submit his or her recommendation for nominees by February 25, 2008. The notice must provide information as required by the Company’s Bylaws, including but not limited to:

•	a brief biographical sketch of the nominee, `

•	evidence of the nominee’s willingness to serve if elected, and

•	evidence of the nominating person’s ownership of common stock of the Company.

You may obtain a copy of the Company’s Bylaw requirements by writing to the Secretary at the principal offices of the Company. The deadline for submitting stockholder recommendations for nominees does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

To date, we have not engaged any professional consultants or search firm to assist in the process of identifying and evaluating potential nominees for the position of director of the Company. Accordingly, we have paid no fees to any consultants or search firms in the past year.

Stockholder Communications with the Board of Directors

We do not have a formal policy by which stockholders may communicate directly with directors. The Audit Committee has considered, but has taken no action with respect to, the adoption of a formal “whistleblower” policy to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. If the Audit Committee adopts such a policy in the future, the Board of Directors expects that all stockholders of the Company will be able to use the same procedures set forth in such a policy to communicate directly with the directors serving on the Audit Committee.

Until such time as the Board of Directors adopts a formal policy, any stockholder who wishes to send communications to the Board of Directors should deliver communications clearly identified as such to the attention of the Secretary of the Company at the principal executive offices of the Company located 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to the Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Code of Ethics

In February 2004, the Board of Directors adopted a code of ethics, the Allin Corporation Business Conduct Guidelines, which applies to all our employees, including our principal executive, financial and accounting officers. We filed the Business Conduct Guidelines as Exhibit 14 to our Report on Form 10-K for the annual period ended December 31, 2004. In the event that we amend, or grant any waiver of, a provision of the Business Conduct Guidelines that applies to the principal executive, financial or accounting officer, or any person performing similar functions, that requires disclosure under applicable SEC rules, we intend to disclose the amendment or waiver, the nature of and reasons for it, along with the name of the person to whom it was granted and the date, on our Internet website, www.allin.com. We neither amended nor granted any waivers during 2006.

Board Meetings and Committees; Annual Meeting Attendance

During 2006, our Board of Directors held four meetings and took action by unanimous written consent in lieu of meetings ten times. In 2006, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director. It is our expectation that all of the directors will the Annual Meeting of Stockholders.

The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, has sole authority to appoint or replace the Company’s independent auditor. The Audit Committee is directly responsible for the compensation and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor reports directly to the Audit Committee.

The Audit Committee is currently composed of two independent non-employee directors, James S. Kelly and Brian K. Blair. The Audit Committee met independently five times during 2006 and did not take any action by unanimous written consent in lieu of a meeting.

The Audit Committee has adopted a written charter which was amended as of May 18, 2006. The amended charter is filed as Annex A to this proxy statement.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two independent non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee has not adopted a formal written charter.

The Compensation Committee evaluates the types and amounts of compensation for the Company’s two executive officers, our Chief Executive Officer and Chief Financial Officer. The Compensation Committee does not delegate its authority with respect to executive compensation determinations, although the Chief Executive Officer participates with and offers suggestions to the Compensation Committee when it evaluates and develops recommendations regarding compensation for the Chief Financial Officer. The Chief Financial Officer has no role in executive compensation determinations. Given the Company’s particularly small size, the Compensation Committee does not benchmark compensation elements against other public companies and does not engage compensation consultants. The Compensation Committee normally makes its annual evaluation of executive compensation and recommendations shortly after year-end, upon the Company’s completion of its initial draft of financial results.

The Compensation Committee met and conferred with the other independent non-employee directors four times during 2006.

Compensation Committee Interlocks and Insider Participation

On July 26, 2005, (1) Henry Posner, Jr. a beneficial holder of greater than five percent of the Company’s common stock, (2) Rosetta Capital Partners LP, an entity in which Thomas D. Wright, another beneficial holder of greater than five percent of the Company’s common stock, has an ownership interest, and (3) Churchill Group LLC, an entity in which Mr. Kavan, a non-employee director and beneficial holder of greater than five percent of the Company’s common stock and a member of the Compensation Committee, has an ownership interest, purchased 180, 60, and 10 shares, respectively, of the Company’s Series H Redeemable Preferred Stock at a purchase price of $10,000 per share. In conjunction with their purchase of Series H preferred stock, Mr. Posner, Rosetta Capital Partners and Churchill Group also received warrants to purchase 1,800,000, 600,000, and 100,000 shares, respectively, of the Company’s common stock at $1.00 per common share. The warrants to purchase shares of the Company’s common stock expire on July 26, 2020. If the holders of at least 10% of the warrants request in writing, the Company is obligated to use its best efforts to register the shares that may be obtained through exercise of the warrants under the Securities Act of 1933, as amended. The warrant holders’ demand registration rights expire on July 26, 2010. The warrant holders also have certain piggy-back registration rights, in the event the Company requests registration of other shares, which expire on July 26, 2012.

Prior to its maturity on April 15, 2005, the Company had an outstanding note payable, with interest fixed at 7% per annum, in the principal amount of $1,000,000 related to the Company’s 1996 acquisition of Allin Consulting-California. Various interests in the note were held by beneficial holders of greater than five percent of the Company’s common stock, directors and executive officers and entities related to these parties. The following tables describes the principal portions of the note, along with accrued interest, paid by the Company to these related parties upon the note’s maturity.

Name and Relationship to the Company	Principal Amount of Note	Accrued Interest

Henry Posner, Jr. - beneficial owner of 5% or more of common stock	$675,000	$53,200

Rosetta Capital Partners LP – owned by Thomas D. Wright, a beneficial owner of 5% or more of common stock	$250,000	$19,700

Churchill Group LLC – owned by William C. Kavan, a director, Compensation Committee member and beneficial owner of 5% or more of common stock	$41,677	$3,300

Richard W. Talarico – Chairman, CEO and President and beneficial owner of 5% or more of common stock	$16,677	$1,300

Dean C. Praskach – CFO, Vice President-Finance, Treasurer and Secretary	$16,677	$1,300

Interest expense related to this note was approximately $21,000 for the year ended December 31, 2005.

On March 14, 2002, Mr. Posner purchased the note and all of the Company’s outstanding Series F Convertible Redeemable Preferred Stock, and related accrued interest and dividends, from Les D. Kent, the former sole shareholder of Allin Consulting-California, who was then a beneficial holder of greater than five percent of the Company’s common stock. On April 15, 2002, Mr. Posner sold portions of the purchased note and Series F preferred stock to the parties related to the Company as described above. Mr. Posner, Rosetta, Churchill, Mr. Talarico and Mr. Praskach own 675, 250, 41.67, 16.67 and 16.67 shares, respectively, of the Company’s Series F preferred stock. See Security Ownership of Certain Beneficial Owners and Security Ownership of Management in this proxy statement for more information regarding the shares of the Company’s preferred stock owned by these and other individuals.

On December 29, 2000, Messrs. Kavan, Talarico, Posner and Wright, who each beneficially owns greater than five percent of the Company’s common stock, and Mr. Praskach, an executive officer of the Company, purchased 10, 10, 113, 10 and 2 shares, respectively, of the Company’s Series G Convertible Redeemable Preferred Stock at a purchase price of $10,000 per Series G preferred share. If the Company issues any shares of common stock upon conversion of the Series G preferred stock, the holders of such shares, including Messrs. Kavan, Talarico, Posner, Wright and Praskach, will have certain piggy-back registration rights in the event the Company requests registration of other shares of common stock under the Securities Act. The holders’ piggy-back registration rights expire on December 29, 2007.

Executive Compensation

Compensation Discussion and Analysis

Overview

Compensation Committee’s Role - The role of the Compensation Committee of the Board of Directors is to evaluate the types and amounts of compensation that it believes are appropriate for our Chief Executive Officer and Chief Financial Officer, who are listed in the Summary Compensation Table on page 13 and whom we refer to as the named executives. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding executive compensation. The Board of Directors considers those recommendations and takes action regarding any changes to our executive compensation practices and our elements of compensation. The Chief Executive Officer participates with and offers suggestions to the Compensation Committee while it evaluates and develops recommendations regarding compensation for the Chief Financial Officer. The Chief Financial Officer does not have a role in executive compensation determinations.

Objectives of the Compensation Program - The objectives of our compensation program are to attract and retain individuals who, as named executives, will contribute to and effectively manage the Company’s long-term growth, will encourage the creation and appreciation of stockholder value and will provide guidance and incentives for all employees to contribute to the overall success of the Company. The Compensation Committee develops recommendations for executive compensation practices and compensation elements to implement these objectives.

What Our Compensation Program is Designed to Award—The basic elements of each named executive’s compensation are salary, incentive compensation that may include cash bonuses and stock options, protection from loss of income through cash payments in the event of termination of employment without cause or as a result of a change in control of the Company, and eligibility for participation in our employee benefit programs. We do not follow any specific formulas in determining the amount and mix of compensation elements. As a small technology services company, we believe it is important to maintain flexibility in our compensation program to respond to and adjust for the constantly evolving business environment. Through a combination of discretionary cash awards and isolated stock option awards, our compensation practices are designed to reward recent results, as well as a long-term increase in the total enterprise value of the organization. We believe that each named executive’s compensation package optimizes his contribution to the Company.

How We Set Target Compensation

We are exceptionally small for a publicly-traded company. We believe our size makes comparisons with other public companies difficult as most are substantially larger. Our size also limits our available resources. We believe that investing in growing and improving our business operations serves the interests of our stockholders better than investing in complex compensation systems. Therefore, we do not benchmark our compensation elements against other public companies, and we do not engage compensation consultants.

We have Compensation Committee and Board members with extensive experience in businesses operating in the industries in which we compete, in vertical target markets where our operations have a significant presence, and in the geographic area where the Company is headquartered. We rely on the business acumen and judgment of the Compensation Committee in developing compensation recommendations that are fair for our business size and market conditions, and the judgment of the Board of Directors in evaluating and taking action on the compensation recommendations. The Compensation Committee evaluates several factors in setting target levels for the different elements of executive compensation, including:

•	the Company’s financial performance under business conditions prevailing in the Company’s lines of business,

•	the Company’s liquidity and significant commitments,

•	the contributions to the Company’s success made by each named executive, and

•	the business areas for which each officer is responsible.

Elements of the Company’s Compensation Practices and Why We Chose Each

Base Salary – Base salaries for each of our named executives are established based on the scope of responsibilities of the executive’s position and are intended to reasonably compensate the executive for performance of his services throughout the year. The Compensation Committee evaluates the salaries of the named executives annually and at the Committee’s discretion may recommend increases to the Board of Directors. The Compensation Committee normally makes its annual evaluation of executive compensation and recommendations shortly after year-end, upon the Company’s completion of its initial draft of financial results. The Board of Directors typically evaluates compensation recommendations and votes on them during its first quarter meeting.

During 2006, the base salaries for Richard W. Talarico, our Chief Executive Officer and President, and Dean C. Praskach, our Chief Financial Officer, were $185,000 and $150,000, respectively. The 2006 salaries represented increases of 6% for Mr. Talarico and 3% for Mr. Praskach from each of their 2005 salaries. The 2006 increases in salary represented the first received by Mr. Talarico since 1998 and by Mr. Praskach since 2000. The Compensation Committee recommended that the 2006 salary increases be implemented primarily for cost of living purposes for the named executives, with the increase for Mr. Talarico being higher in percentage terms based on the longer period since his last salary increase. In February 2007, the Board of Directors approved the recommendation of the Compensation Committee for increases of 3% in the base salaries of both Mr. Talarico and Mr. Praskach retroactive to the beginning of 2007. For 2007, the base salaries for Mr. Talarico and Mr. Praskach are $190,500 and $154,500, respectively. The Compensation Committee similarly recommended that salary increases for 2007 be implemented for the named executives primarily to reflect cost of living increases.

Cash Bonus – The Compensation Committee may recommend annual cash bonuses for the named executives for approval by the Board of Directors. Annual cash bonuses are designed primarily to reward accomplishments related to the completed year. The determination of the amount of any bonus recommended for each named executive is entirely discretionary and is based on many factors, including:

•	the short-term financial performance of the Company considering both actual profitability and divergence from budgetary objectives,

•	the financial return for stockholders,

•	significant contributions offering potential long-term benefits to the Company and its stockholders such as the completion of acquisitions, and

•	the liquidity and expected financial commitments of the Company.

The Compensation Committee normally makes its annual evaluation of whether to award cash bonuses shortly after the Company’s year-end as described above.

As discussed above, we believe investment in growing and improving our business operations best serves the long-term interests of our stockholders. While we could offer our named executives significant incentives through cash bonuses, we are not likely to make the incentive-based cash element of compensation as significant as the base salary element as long as we continue to invest in growth.

Based on its consideration of the Company’s financial performance and other factors relevant to 2006 operations, the Compensation Committee recommended, and the Board of Directors approved, bonuses of $20,000 for Mr. Talarico and $5,000 for Mr. Praskach. The Company paid the bonuses in March 2007. In March 2006, the Company paid bonuses of $12,000 and $8,000, respectively, to Mr. Talarico and Mr. Praskach based on the Company’s financial performance and other factors relevant to 2005 operations.

Despite significant increases in the Company’s operating income and income attributable to common shareholders comparing the year ended December 31, 2006 to the year ended December 31, 2005, the recommended bonuses for 2006 represented only a modest increase in total compensation for the named executives. Key factors identified by the Compensation Committee in developing their recommendation for 2006 included liquidity and budgetary considerations. A significant factor in the period-to-period improvement in the Company’s financial results from 2005 to 2006 was the inclusion for the full year in 2006 of the operations of the Company’s subsidiary, CodeLab Technology Group, Inc., following its acquisition in July 2005. While CodeLab’s 2006 operations contributed to the Company’s significantly improved profitability, when comparing 2006 with 2005, they also resulted in significant commitments. The terms of the Stock Purchase Agreement pursuant to which we acquired CodeLab provide for the potential payment of additional consideration for the annual periods ended July 31, 2006, 2007 and 2008. In October 2006, the Company made a significant cash payment of $1,085,000 to the former owners of CodeLab for the first annual period. We believe it is highly likely that another significant payment of contingent consideration will be made in 2007 for the second annual period following our acquisition of CodeLab. The Compensation Committee believes that while the impact of the acquisition on the overall results of the Company has been positive, the related commitments for additional consideration made it prudent that the 2006 executive bonuses be conservative.

In addition, certain segments of our operations, Technology Infrastructure, Interactive Media and Systems Integration, fell short of budgetary objectives in 2006. There was a lull in demand for Technology Infrastructure services over the latter part of 2006 that, we believe, resulted from a deferral of projects in anticipation of the introduction and early adoption period for upgrades of Microsoft technology, including the Windows Vista, Office 2007 and Exchange Server 2007. The lull negatively impacted 2006 results more strongly than the Company had expected when budgetary objectives for 2006 were prepared. Shortfalls from budgetary objectives for Interactive Media and Systems Integration resulted from a cruise line customer’s delay of projects associated with the implementation of an interactive television platform on a ship. When the Company prepared budgetary objectives, these projects were expected to be performed in 2006. The Compensation Committee believes that its recommendations regarding executive bonuses for 2006 were fair based on the differing influences of the factors described, including the Company’s improved financial results, liquidity position and commitments, and shortfall from certain budgetary objectives.

Stock Options - The Company has four plans, which were adopted between 1996 and 2000 and which we refer to collectively as the “Allin Stock Plans,” providing for the award of stock options, stock appreciation rights, restricted shares and restricted units, for executive management, employees, non-employee directors, consultants and advisors to the Company and its subsidiaries. Exercise prices for the stock options awarded under the Allin Stock Plans are set at or above the closing market price of our common stock on the date of grant. Decisions to award options are made without regard to anticipated earnings or other major announcements by the Company. To date, we have never re-priced stock options, and we do not intend to do so in the future.

Stock options granted to employees of the Company normally vest at 20% of the award per year for five years on the anniversaries of the grant dates. The Company’s practice of awarding of stock options to employees has changed over time from broad-based grants of stock options to most of the Company’s employees, which had been typical from 1996 to 2001, to less frequent awards of stock options to smaller numbers of employees. In recent years, the Company had made most of its stock option awards to business operations, managerial and sales employees associated with the Company’s various offices.

Stock options will be granted to the named executives only when recommended by the Compensation Committee and approved by the Board of Directors. We believe that stock options provide a material incentive to executives by providing an opportunity for a larger stock ownership stake in the Company. However, as noted above, the Company’s current practice of awarding stock options tends to be relatively infrequent. Awards of stock options are not currently considered to be an element of annual compensation for the named executives and would be considered in connection with significant changes in the Company’s business or for other reasons. The number of stock options that may be awarded to the named executives is entirely within the discretion of the Compensation Committee. In considering new stock option grants to the named executives, the Compensation Committee would consider the same factors it considers in determining annual cash bonuses, as well as other factors such as the number and remaining term of options held by the executive officers. The employment agreements between the Company and each named executive do not require that options be awarded annually.

There were no grants of stock options to Mr. Talarico or Mr. Praskach during 2006. Both Mr. Talarico and Mr. Praskach received stock options during the period from adoption of each of the Allin Stock Plans to 2001. In July 2005, Mr. Talarico and Mr. Praskach received options to purchase 100,000 and 25,000 shares, respectively, of the Company’s common stock at an exercise price of $0.25 per share, the closing market price of the stock on the grant date. These grants replaced options to purchase the same numbers of shares which had expired the previous month. Mr. Talarico and Mr. Praskach have received no other grants of stock options since 2001.

The Company’s practice of awarding stock options to non-employee directors on an annual basis has been in effect since 1997. Under this practice, the Company awards each non-employee director options to purchase 5,000 shares of our common stock upon the director’s completion of another year of service. The Board of Directors approves the option grants to non-employee directors. These options vest in full on the first anniversary of the grant date and expire on the seventh anniversary of the grant date. The exercise price is equal to the closing market price of our stock on the grant date.

Post-Termination Payments – We included terms for post-termination payments of compensation in the employment agreements the Company entered into with Mr. Talarico and with Mr. Praskach in order to protect them from loss of income in the event of termination of employment without cause. We realize that differences may arise between executive officers and the board of directors of a company over a number of issues such as business strategy or alternative courses of action for a business that may lead a board to seek changes in executive personnel. These situations do not necessarily diminish the good-faith efforts or effectiveness of the executives. Given this reality in business, however, we do not believe that talented individuals can be recruited or retained for executive positions without reasonable severance terms being included in their compensation arrangements. We believe that since this element of compensation is effective only in the event of termination of employment, the value of the terms are relevant only for the purposes of attracting and retaining executives, and we do not consider the value of this element in setting annual compensation. See below under Employment Agreements and Potential Payments Upon Termination or Change-In-Control for a description of payments that would be due to the named executives following termination of employment without cause.

Payment Upon Change-In-Control – We included provisions for payment of compensation in the event of a change in control of the Company in the employment agreements the Company entered into with Mr. Talarico and Mr. Praskach in order to protect them from loss of income in the event of termination of employment related to a change in control. The named executives have been encouraged to seek out potential acquisitions of businesses as a way to create growth for the Company and stockholder value. We recognize that in the course of their efforts to secure potential transactions, they may come in contact with businesses or investors that may become interested in acquiring the Company. We also recognize the reality that business acquisitions frequently result in management changes because the acquiring business may consolidate the acquired business with its other operations or utilize its own management personnel to oversee the operations of the acquired business. In assessing such opportunities, we want our executives to consider the best interests of the Company’s stockholders, and we believe that the change-in-control arrangements that we have in place will encourage the continued attention and dedication of management to their duties without the distraction which may arise from the possibility of a change-in-control. Furthermore, we do not believe that talented individuals can be recruited or retained for executive positions without reasonable severance terms in the event of a change-in-control being included in their compensation arrangements. The change-in-control arrangements contain a “double trigger,” requiring the occurrence of both a change-in-control and the named executive’s termination, voluntarily or involuntarily, and are limited in duration to 12 months following the occurrence of a change-in-control. We believe that since this element of compensation is effective only in the event of termination of employment, the value of the terms are relevant only for the purposes of attracting and retaining executives, and we do not consider the value of this element in setting annual compensation. See below under Employment Agreements and Potential Payments Upon Termination or Change-In-Control for a description of payments that would be due to the named executives following termination related to a change-in-control of the Company.

Perquisites – As noted above, we are small for a publicly-traded company and we seek to utilize our resources to promote growth in the Company’s operations and to create and grow stockholder value. We do not believe expensive executive perquisites are beneficial for our company and we do not offer them. The named executives are eligible to participate in the employee benefits programs we offer on financial terms identical to other employees. This includes eligibility for participation in medical, dental and vision insurance programs, life and disability insurance coverage, and a 401(k) retirement plan. Employees pay a portion of the premium costs for their medical, dental and vision coverage based on type of coverage selected, individual, employee and spouse, or family. The contributions withheld for the named executives are identical to those of other employees selecting the same type of coverage. Employee life and disability insurance coverage is non-contributory with amounts of coverage varying based on compensation. The Company’s 401(k) Plan offers a discretionary match for employee contributions to the plan. The matching terms for the named executives are on equal terms with other employees.

The spouses of the named executives will occasionally travel with the executives for programs sponsored by the Company’s customers, or for other events where we believe it is customary or expected that spouses will participate. In these cases, the Company will pay for the travel costs for the executives’ spouses. During 2006, less than $1,000 was incurred by the Company for travel costs related to the executives’ spouses.

The named executives are reimbursed for normal business expenses including travel and entertainment, communications and Internet costs. We believe that these expenses are reasonable and customary for their duties and do not constitute perquisites. It is a common practice within the Company for managers and technical consultants to be reimbursed for travel, entertainment, communications and Internet costs. We do not pay for club dues for the executive officers.

Accounting and Tax Treatment

Section 162(m) and other sections of the Internal Revenue Code place limitations on the deductibility of executive compensation for publicly-held companies. We believe that the compensation paid to our named executives under the compensation elements discussed above is fully deductible for federal income tax purposes. Timing differences may arise as to the period when accrued bonuses may be deducted for income tax purposes if they are not paid within 75 days of our fiscal year-end.

On January 1, 2006, the Company began accounting for stock-based payments under the Allin Stock Plans in accordance with the requirements of SFAS No. 123R, with implementation on a modified prospective basis. Expense is recognized for the fair value of stock options during the period of vesting of the options. Expense recognized during 2006 under SFAS No. 123R was not material to the Company’s results of operations.

The Company does not offer deferred compensation or stock award plans. Retirement benefits for the named executives are limited to participation in the Company’s 401(k) Plan, on a basis consistent with the Company’s other employees. The Company does not offer a defined-benefit pension plan or post-retirement insurance benefits.

Compensation Committee Report

The Compensation Committee of Allin Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s 2007 Proxy Statement.

THE COMPENSATION COMMITTEE
William C. Kavan, Chairman
Anthony L. Bucci

Summary Compensation Table

The following table provides information concerning the 2006 compensation of the named executives of the Company. During 2006, there was no compensation for the named executives in the form of stock awards, non-equity incentive plan compensation, change in pension value and non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Richard W. Talarico	2006	$185,000	$20,000	$4,000	$-0-	$209,000
Chairman of the Board,
Chief Executive Officer and President
Dean C. Praskach	2006	$150,000	$5,000	$1,000	$250	$156,250
Chief Financial Officer,
Vice President-Finance,
Treasurer and Secretary

(1)	Bonuses were earned in the year indicated, but paid in the subsequent year.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123R, of awards of stock options and thus include amounts from awards granted prior to 2006. Specifically, amounts reflected in this column related to stock options granted in July 2005. The total fair value of the 2005 option grants is being expensed over the five-year vesting period for the options. The Company utilizes a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 3.6%, expected dividend yield of 0.0%, 7 year expected life of options and expected volatility rate of 90%.

(3)	The Company’s 401(k) defined contribution plan permits a discretionary matching contribution. During 2006, the Company’s match was equal to 50% of the first $500 of each employee’s contribution for a maximum match of $250. During year-end testing of the plan, it was determined that distribution of the matching contribution to members of the highly-compensated group, including Mr. Praskach, was required to maintain plan qualifications. The matching contribution was distributed to Mr. Praskach in 2007. Mr. Talarico does not participate in the Company’s 401(k) plan. Perquisites were less than $10,000 for each named executive and, consequently, are not included in the table.

Compensation Proportion

Our executive compensation program is structured such that base salary comprises the majority of each named executive’s compensation. Cash bonuses comprise a small percentage of each named executive’s annual compensation. While our named executives hold significant numbers of stock options, we do not grant stock options on a regular basis to senior management. We believe this mix of compensation best serves the long-term interests of our stockholders for the reasons discussed above under Compensation Discussion and Analysis. For a discussion of the material terms of each named executive’s employment agreement, see the discussion below under Employment Agreements and Potential Payments Upon Termination or Change-in-Control.

Stock Plans

In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997, the Board of Directors adopted the 1997 Stock Plan, which was approved by the Company’s stockholders in May 1997. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the

Company’s stockholders in December 1998. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 1998 Stock Plan, if any. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company’s stockholders in May 2000. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 2000 Stock Plan, if any. We refer to the Company’s stock plans collectively as the “Allin Stock Plans.”

All of the Allin Stock Plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions for eligibility such as the completion of a period of employment with the Company following an award. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options for the named executives under the Allin Stock Plans.

The number of shares originally designated for award under the Company’s 1996, 1997, 1998 and 2000 Stock Plans are 266,000, 300,000, 375,000 and 295,000, respectively. As of December 31, 2006, 18,501 shares of the Company’s common stock, which were originally issued as restricted shares under the 1996 Stock Plan, and 147,944, 295,556, 278,150 and 240,000 options to purchase common shares under the 1996, 1997, 1998 and 2000 Stock Plans, respectively, were outstanding. As of December 31, 2006, 99,555, 4,444, 96,850 and 55,000 shares were available for future grants under the 1996, 1997, 1998 and 2000 Stock Plans, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table and its notes provide information concerning outstanding equity awards, which include stock options and related stock appreciation rights, held by the named executives at December 31, 2006. No options or related stock appreciation rights were exercised in 2006. To date, the Company has not made stock awards to the named executives and the Company does not have any equity incentive plans.

Name	Number of Securities Underlying Unexercised Options/SARS (1) (#) Exercisable	Option Awards Number of Securities Underlying Unexercised Options/SARS (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Richard W. Talarico	15,000(2)	-0-	$4.50	1/3/07
	10,000(3)	-0-	$1.91	8/8/07
	75,000(3)	-0-	$1.25	1/5/08
	20,000(4)	80,000	$0.25	7/7/12

Total	120,000	80,000
Dean C. Praskach	6,250(5)	-0-	$4.00	2/16/07
	30,000(6)	-0-	$1.25	1/5/08
	5,000(4)	20,000	$0.25	7/7/12

Total	41,250	20,000

(1)	Pursuant to their employment agreements, the named executives have certain stock appreciation rights related to the options included in the table above. The stock appreciation rights will only become effective upon conversion of the options. There is uncertainty as to whether the events that could result in conversion of the named executives’ options into stock appreciation rights will occur at all or when they may occur. These events are described below under Employment Agreements and Potential Payments Upon Termination or Change-In-Control. Since the events have not occurred, none of the stock appreciation rights were exercisable as of December 31, 2006. The exercise prices of the stock appreciation rights are identical to the exercise prices of the associated options.

(2)	A total of 3,000 of these options vested on January 3, 2001, with the remaining options vesting on May 15, 2001.

(3)	All of these options vested on May 15, 2001.

(4)	These options vest in five equal annual installments beginning on July 7, 2006.

(5)	These options vested in five equal annual installments beginning on February 16, 2001.

(6)	These options vested in five equal annual installments beginning on January 5, 2002.

Based on the December 31, 2006 bid price per share of common stock of $0.46, as quoted on the OTC Bulletin Board, and the various option exercise prices per share, vested options to purchase 20,000 and 5,000 shares of common stock, respectively, held by Mr. Talarico and Mr. Praskach were in-the-money at December 31, 2006. The values of the currently exercisable in-the-money options held by Mr. Talarico and Mr. Praskach, respectively, are $4,200 and $1,050.

Employment Agreements and Potential Payments Upon Termination or Change-In-Control

Mr. Talarico’s Employment Agreement

The Company entered into an employment agreement with Mr. Talarico on January 10, 2002, which was effective as of January 1, 2001. Pursuant to subsequent amendments, the term of the agreement was extended through December 31, 2006. The Company and Mr. Talarico plan to amend the agreement to further extend its term once the Company completes a review of the agreement to determine whether changes may be required to ensure compliance with federal legislation under The American Jobs Creation Act. This legislation includes major changes in the federal tax laws applicable to nonqualified deferred compensation plans that may affect the change in control provisions of the employment agreement. The Company anticipates that an amendment to extend the term and to make any other necessary revisions may be completed in 2007.

The agreement set Mr. Talarico’s annual base salary at $175,000. On March 1, 2006, the Board of Directors increased Mr. Talarico’s annual base salary to $185,000, retroactive to January 1, 2006. On February 13, 2007, the Board of Directors implemented a $5,500 increase in his annual salary to $190,500, retroactive to an effective date of January 1, 2007.

During the term of the agreement, Mr. Talarico is eligible to earn annual bonuses awarded at the discretion of the Compensation Committee and approved by the Board of Directors. To be eligible for a bonus for a particular year, Mr. Talarico must be employed by the Company on the last day of the calendar year for which the bonus is earned, unless his employment ceased due to death, “disability” or a “change in control” of the Company. In the event of death or disability, the Compensation Committee may recommend payment of a pro-rated portion of any bonus it may otherwise have recommended if Mr. Talarico’s employment had continued through the year. In the event of a change in control, the Compensation Committee will determine the bonus to be awarded for the year in which the change in control occurs, if any, which would be payable within sixty days after the change in control. While the agreement provides that Mr. Talarico will be eligible to participate in the Company’s various stock plans, it does not specify any minimum number of options to be awarded to him during the term of the agreement.

The agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

Either party may terminate the agreement upon 180 days written notice to the other. In addition, Mr. Talarico’s employment agreement will terminate as a result of his death, disability or termination for cause.

The agreement provides for payment of post-termination compensation should Mr. Talarico’s employment by the Company be terminated without cause or in conjunction with or within one year after a change in control of the Company occurs. Payments may also be due to Mr. Talarico in the event employment ceases due to death or disability.

If his employment by the Company is terminated without cause or is terminated in conjunction with or within one year after a change in control of the Company occurs:

•

Mr. Talarico will be entitled to receive semi-monthly severance payments equal to the semi-monthly base salary payment he was receiving when he was terminated for a of one-year period following the termination;

•	all of his unvested stock options will become fully vested; and

•

he will have the right to convert each of his stock options into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted.

Mr. Talarico may exercise the stock appreciation rights at any time prior to the final expiration date of his options; these rights are not subject to forfeiture based on his termination prior to such expiration date. In addition, Mr. Talarico’s options will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Talarico’s employment in connection with a change of control of the Company.

Mr. Praskach’s Employment Agreement

In June 2000, the Company entered into an employment agreement with Mr. Praskach, which was subsequently amended in February 2001, December 2004 and July 2005. The term of the agreement commenced June 23, 2000 and, as amended, will continue through June 23, 2010. The agreement permits but does not require annual merit increases to salary. On March 1, 2006, the Board of Directors increased Mr. Praskach’s salary to $150,000, effective as of January 1, 2006. On February 13, 2007, the Board of Directors implemented a $4,500 increase in his annual salary to $154,500, effective as of January 1, 2007.

Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company’s stock plans. The agreement does not specify any minimum number of options to be awarded to him during the term of the agreement.

The agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

Either party may terminate the agreement upon 14 days written notice to the other. In addition, Mr. Praskach’s employment agreement will terminate as a result of his death, disability or termination for cause.

If his employment by the Company is terminated without “cause” or terminated in conjunction with or within one year after a “change in control” of the Company occurs, Mr. Praskach will receive semi-monthly severance payments equal to the semi-monthly base salary payment he was receiving when terminated until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. Upon the occurrence of a change of control, all of Mr. Praskach’s outstanding unvested options become fully vested. In addition, if his employment is terminated, voluntarily or involuntary, with or within a year of a change of control, Mr. Praskach also will have the right to convert each of his options into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Praskach’s options, notwithstanding the expiration of the options based on Mr. Praskach’s termination prior to such expiration date. Mr. Praskach’s options will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Praskach’s employment.

Potential Payments Upon Termination or Change-in-Control

The tables below outline the potential payments to Mr. Talarico and Mr. Praskach upon the occurrence of certain termination triggering events, assuming termination on December 31, 2006. For the purposes of the table, below are the standard definitions for the various types of termination as set forth in their employment agreements.

“Cause” means:

(i)	dishonest, fraudulent or illegal conduct;

(ii)	misappropriation of Company funds;

(iii)	conviction of a felony;

(iv)	excessive use of alcohol;

(v)	use of controlled substances or other addictive behavior;

(vi)	unethical business conduct;

(vii)	breach of any statutory or common law duty of loyalty to the Company; and

(viii)	action by the executive which is prejudicial or injurious to the business or goodwill of the Company or a material breach of the agreement.

“Change in Control” means as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding common stock.

“Disability” means disability, either physical or mental (as determined by the Company’s physician), which may reasonably be anticipated to render the executive unable to perform his duties for at least three months in the case of Mr. Talarico and six months in the case of Mr. Praskach.

Post-Termination Payments due to Richard W. Talarico

Post-Termination Payments Due to Richard W. Talarico	Severance Payments ($)	Bonus ($) (2)	Stock Appreciation Rights ($) (3)	Total ($)
Termination reason:
Without cause	$185,000(1)	$20,000	$21,000	$226,000
Change-in-control	$185,000(1)	$20,000	$21,000	$226,000
Death	$ -0-	$20,000	$ -0-	$20,000
Disability	$ -0-	$20,000	$ -0-	$20,000
For cause	$ -0-	$ -0-	$ -0-	$ -0-

(1)	Based on Mr. Talarico’s 2006 salary. Severance payments will be paid semi-monthly over a one-year period following termination without cause or due to a change-in-control of the Company. Mr. Talarico is entitled to continuation of coverage under the Company’s group health plan during the period of his severance payments. However, Mr. Talarico did not participate in the Company’s group benefit plans during 2006. As of December 31, 2006, there would be no cost associated with continuation of coverage.

(2)	Assumes employment ceased on December 31, 2006 due to the reason indicated. Although the Board of Directors had not approved the bonus for 2006 as of the assumed termination date, the Board of Directors could award a discretionary bonus. For purposes of this table, it is assumed that the Board awarded a bonus in the amount of $20,000, which is the amount of the 2006 bonus actually awarded by the Board in early 2007.

(3)	Assumes employment ceased on December 31, 2006 due to the reason indicated. Termination of Mr. Talarico’s employment without cause or related to a change-in-control would result in the immediate vesting of any outstanding but unvested stock options and conversion of stock options to stock appreciation rights. Based on the December 31, 2006 market price of $0.46 per share, payment would be due for 100,000 in-the-money stock appreciation rights with an exercise price of $0.25 per share. Mr. Talarico would be entitled to payment for the value of the stock appreciation rights at a rate of $0.21 for each right.

Post-Termination Payments due to Dean C. Praskach

Post-Termination Payments Due to Dean C. Praskach	Severance Payments ($)	Stock Appreciation Rights ($) (2)	Total ($)
Termination reason:
Without cause	$150,000(1)	$5,250	$155,250
Change-in-control	$150,000(1)	$5,250	$155,250
For cause	$ -0-	$ -0-	$ -0-

(1)	Based on Mr. Praskach’s 2006 salary. Severance payments will be paid semi-monthly over a maximum of a one-year period following termination without cause or due to a change-in-control of the Company. The table shows the maximum severance payment that may be paid. The Company’s obligation for severance payments will end earlier if Mr. Praskach obtains other full-time employment. Mr. Praskach would not be entitled to continuation of health, dental and vision benefits at the Company’s expense while severance payments are being made.

(2)	Assumes employment ceased on December 31, 2006 due to the reason indicated. Termination of Mr. Praskach’s employment without cause or related to a change-in-control would result in the immediate vesting of any outstanding but unvested stock options and conversion of stock options to stock appreciation rights. Based on the December 31, 2006 market price of $0.46 per share, payment would be due for 25,000 in-the-money stock appreciation rights with an exercise price of $0.25 per share. Mr. Talarico would be entitled to payment for the value of the stock appreciation rights at a rate of $0.21 for each right.

Non-Employee Director Compensation

Non-employee directors of the Company receive $2,500 for each Board of Directors’ meeting attended. Directors of the Company who are also employees do not receive additional compensation for attendance at Board meetings. All directors are reimbursed for out-of-pocket expenses in connection with attendance at Board meetings. At the commencement of each year of service, each non-employee director is entitled to receive an option to acquire 5,000 shares of common stock at an exercise price equal to the closing price of the common stock on the date of the grant. The options vest on the first anniversary of the date of the grant if the individual is serving as a director on that date.

Mr. Talarico, our Chairman, Chief Executive Officer and President receives no compensation for his services as a director because he is an employee of the Company. The compensation received by Mr. Talarico as an employee of the Company is shown in the Summary Compensation Table on page 13.

Director Compensation Table

The following table provides information concerning the compensation received by our non-employee directors during 2006. During 2006, we did not compensate our non-employee directors through any form of compensation other than cash and stock options. Therefore, columns for other types of compensation have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1), (2)	Total ($)
Brian K. Blair	$10,000	$2,500	$12,500
Anthony L. Bucci	$7,500	$1,800	$9,300
William C. Kavan	$10,000	$2,000	$12,000
James S. Kelly	$10,000	$1,800	$11,800
Anthony C. Vickers	$10,000	$2,000	$12,500

(1)	The amounts in this column reflect the dollar amount (rounded to the nearest hundred dollars) recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) of awards of stock options and thus include amounts from awards granted in 2005 and 2006. The expense included in the table represents pro-rata portions of the total expense for each grant related to the portion of the vesting period included in 2006. The total fair value of the option grants are being expensed over their respective one-year vesting periods. The Company utilizes a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the dates of grant. Assumptions used in the calculation of this amount are as follows:

Name	Grant Date	Number of Options	Exercise Price	Risk Free Interest Rate	Dividend Yield	Term of Options	Volatility Rate	Grant Date Fair Value of Option Awards SFAS 123(R)
Brian K. Blair	2/24/05	5,000	$0.245	3.5%	0.0%	7 years	97%	$1,007
	3/1/06	5,000	$0.60	4.5%	0.0%	7 years	147%	$2,869
Anthony L. Bucci	8/18/05	5,000	$0.32	4.1%	0.0%	7 years	94%	$1,303
	8/17/06	5,000	$0.56	4.9%	0.0%	7 years	151%	$2,691
William C. Kavan	8/18/05	5,000	$0.32	4.1%	0.0%	7 years	94%	$1,303
	8/17/06	5,000	$0.56	4.9%	0.0%	7 years	151%	$2,691
James S. Kelly	11/17/05	5,000	$0.51	4.5%	0.0%	7 years	79%	$1,903
	11/15/06	5,000	$0.62	4.6%	0.0%	7 years	151%	$2,979
Anthony C. Vickers	11/17/05	5,000	$0.51	4.5%	0.0%	7 years	79%	$1,903
	11/15/06	5,000	$0.62	4.6%	0.0%	7 years	151%	$2,979

(2)	The aggregate number of option awards outstanding at fiscal year end (December 31, 2006) for each non-employee director was 40,000.

Security Ownership of Certain Beneficial Owners

The following table presents certain information as of March 19, 2007 as to the beneficial ownership of the common stock and Series G Convertible Redeemable Preferred Stock of the Company. The table includes information for each person or entity who is known to the Company to beneficially own more than five percent of the outstanding common stock and/or Series G preferred stock. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

	Common Stock (1)			Series G Preferred Stock (1)
Name and Address of Stockholder	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)	Number of Shares	Percent of Class

Henry Posner, Jr. 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	7,040,658	(3)	54.8%	113	75.3%

James S. Kelly 2406 Oak Hurst Court Murrysville, PA 15668	1,577,816	(4)	20.1%	—	—

Thomas D. Wright 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	1,474,828	(5)	16.9%	10	6.7%

David S. Ritchie 26 Princess Street, Second Floor Wakefield, MA 01880	552,160	(6)	7.1%	—	—

William C. Kavan 117 Brixton Road Garden City, NY 11530	540,403	(7)	6.6%	10	6.7%

Richard W. Talarico 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	521,617	(8)	6.3%	10	6.7%

(1)	The holders of common stock are entitled to one vote per share. Prior to any conversion into common stock, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, the Series G preferred stockholders will vote together with the holders of the common stock as a single class.

(2)	The number of shares of common stock and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act. The percentage calculations assume, on a stockholder by stockholder basis, that each stockholder has converted all securities he owned that are convertible into common stock at the option of the holder currently or within 60 days of March 19, 2007, but that none of the other stockholders has converted similar securities. Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of common stock. The number of shares of common stock that may be acquired on conversion of one share of Series G preferred stock does not include any fraction of a share of common stock as no fractional shares may be issued upon conversion. However, the aggregate number of shares of common stock included in the table that may be acquired by any individual upon conversion of Series G preferred stock does reflect cumulative fractional shares, but excludes any remaining fractional share. Warrants issued in July 2005 in connection with the issuance of Series H Redeemable Preferred Stock may be exercised to purchase common stock at $1.00 per common share, until the expiration of the warrants on July 26, 2020. Information is provided in the footnotes below for each holder as to the number of shares of common stock included in the table for conversion of securities.

(3)	The number of common shares in the table includes 1,911,087 shares held by Mr. Posner and 101,000 shares held in a trust and a family foundation of which Mr. Posner and his wife are trustees. Mr. Posner shares voting and investment power for the shares held in the trust and family foundation. The table does not include 1,000 shares owned by Mr. Posner’s wife. However, the table does include 1,800,000 shares of common stock which Mr. Posner may acquire by exercise of his warrants. Mr. Posner owns 113 shares of Series G Convertible Redeemable Preferred Stock. The table includes 3,228,571 shares of common stock that he may acquire by converting his Series G preferred stock.

(4)	The number of common shares in the table includes 1,542,816 shares of common stock held by Mr. Kelly and 35,000 shares of common stock which he may acquire by exercise of his options.

(5)

The number of common shares in the table includes 535,781 shares of common stock held by Mr. Wright and 53,333 shares held by Rosetta Capital Partners LP (“Rosetta”). Mr. Wright holds a partnership interest in Rosetta. The table does not include 174,000 shares held by Mr. Wright’s wife, 5,000 shares in her own name and 169,000 shares as trustee for various trusts. The table includes 600,000 shares of common stock which Rosetta may acquire by exercise of warrants it holds. Mr. Wright owns 10 shares of Series G preferred stock. The table includes 285,714 shares of common stock that he may acquire by converting his Series G preferred stock.

(6)	The number of common shares in the table was reported in Schedule 13D/A filed with the SEC on February 16, 2007. The report indicated that David S. Ritchie directly beneficially owns 562,160 shares of common stock. Mr. Ritchie has sole voting and dispositive power for these shares. The table does not include 286,956 shares which Mr. Ritchie transferred to a trust for the benefit of his children, and for which Mr. Ritchie’s wife is a trustee. Mr. Ritchie disclaims beneficial ownership of the shares transferred to the trust.

(7)	The number of common shares in the table includes 110,800 shares of common stock held by Mr. Kavan and 8,889 shares held by Churchill Group LLC (“Churchill”). Mr. Kavan holds an ownership interest in Churchill. The table includes 35,000 shares of common stock which Mr. Kavan may acquire by exercising options he holds and 100,000 shares of common stock which he may acquire by exercising warrants held by Churchill. Mr. Kavan owns 10 shares of Series G preferred stock. The table includes 285,714 shares of common stock that he may acquire by converting his Series G preferred stock.

(8)	The number of common shares in the table includes 130,903 shares of common stock held by Mr. Talarico. The table includes 105,000 shares of common stock which may be acquired by exercise of options. Mr. Talarico owns 10 shares of Series G preferred stock. The table includes 285,714 shares of common stock that he may acquire by converting his Series G preferred stock.

Security Ownership of Management

The following table presents certain information as of March 19, 2007 as to the beneficial ownership of the common stock and Series G Convertible Redeemable Preferred Stock of the Company by (i) each director and named executive and (ii) all directors and executive officers as a group. Each named executive and some of the directors also beneficially own shares of one or more series of non-voting preferred stock of the Company. Information as to their ownership is given in the notes to the table. Except as indicated, the persons named have sole voting and investment power with respect to all shares indicated as being beneficially owned by them. All percentages are rounded to the nearest tenth of a percent.

	Common Stock (1)			Series G Preferred Stock (1)
Name of Stockholder	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)	Number of Shares	Percent of Class

Richard W. Talarico 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	521,617	(3)	6.3%	10	6.7%

Dean C. Praskach 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	95,698	(4)	1.2%	2	1.3%

Brian K. Blair 2498 Monterey Court Weston, FL 33327	179,570	(5)	2.3%	—	—

Anthony L. Bucci 4 Station Square Suite 500 Pittsburgh, PA 15219	38,500		*	—	—

William C. Kavan 117 Brixton Road Garden City, NY 11530	540,403	(6)	6.6%	10	6.7%

James S. Kelly 2406 Oak Hurst Court Murrysville, PA 15668	1,577,816		20.1%	—	—

Anthony C. Vickers 1336 Via Romero Palos Verdes Estates, CA 90274	35,000		*	—	—

All directors and executive officers, as a group (7 persons) (7)	2,988,604	(8)	34.1%	22	14.7%

*	Less than one percent

(1)	The holders of common stock are entitled to one vote per share. Prior to any conversion into common stock, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the common stock as a single class.

(2)	The number of shares of common stock and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act. The percentage calculations assume, on a stockholder by stockholder basis, that each stockholder has converted all securities he owned that are convertible into common stock at the option of the holder currently or within 60 days of March 19, 2007, and that none of the other stockholders has converted similar securities. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 19, 2007 had been exercised as follows:

•	Mr. Talarico – 105,000 shares

•	Mr. Praskach – 35,000 shares

•	Mr. Blair – 35,000 shares

•	Mr. Bucci – 35,000 shares

•	Mr. Kavan – 35,000 shares

•	Mr. Kelly – 35,000 shares

•	Mr. Vickers – 35,000 shares

•	All directors and executive officers as a group – 315,000 shares

The number of shares of the Company’s outstanding common stock held directly by directors and executive officers is as follows:

•	Mr. Talarico – 130,903 shares

•	Mr. Praskach – 3,555 shares

•	Mr. Blair – 144,570 shares

•	Mr. Bucci – 3,500 shares

•	Mr. Kavan – 110,800 shares

•	Mr. Kelly – 1,542,816 shares.

Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of common stock. The number of shares of common stock that may be acquired on conversion of one share of Series G preferred stock does not include any fraction of a share of common stock as no fractional shares may be issued upon conversion. The aggregate number of shares of common stock included in the table that may be acquired by any individual upon conversion of the Series G preferred stock does reflect cumulative fractional shares, but excludes any remaining fractional share. Warrants issued in July 2005 in connection with the issuance of the Series H Redeemable Preferred Stock may be exercised to purchase common stock at $1.00 per common share, until the expiration of the warrants on July 26, 2020. Shares of Series C Redeemable Preferred Stock, Series D Convertible Redeemable Preferred Stock, Series F Convertible Redeemable Preferred Stock and Series H Redeemable Preferred Stock are not convertible into shares of common stock. Information is provided in the footnotes below for each holder as to the number of shares of common stock included in the table for conversion of securities other than options for which information is given above in this footnote.

(3)	Mr. Talarico owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of common stock that he may acquire by converting his Series G preferred stock. Mr. Talarico also owns 588, 300 and 16.66 shares, respectively, of Series C, D and F preferred stock, representing 2.4%, 10.9% and 1.7%, respectively, of the Series C, D and F preferred stock outstanding.

(4)	Mr. Praskach owns 2 shares of Series G preferred stock, representing 1.3% of the Series G preferred stock outstanding. The table includes 57,143 shares of common stock that he may acquire by converting his Series G preferred stock. Mr. Praskach also owns 16.67 shares of Series F preferred stock, representing 1.7% of the Series F preferred stock outstanding.

(5)	Mr. Blair has pledged 25,000 of these shares as collateral for a promissory note of a business in which he is a principal. There is no expectation that the promissory note may be repaid by foreclosure or other recourse to the shares of Allin common stock.

(6)	The common shares in the table include 8,889 shares held by Churchill Group LLC (“Churchill”). Mr. Kavan holds an ownership interest in Churchill. The table includes 100,000 shares of common stock which may be acquired by exercise of warrants held by Churchill. Mr. Kavan owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of common stock that he may acquire by converting his Series G preferred stock. Mr. Kavan also owns 12,000 shares of Series C preferred stock, representing 48.0% of the Series C preferred stock outstanding, and 750 shares of Series D preferred stock, representing 27.3% of the Series D preferred stock outstanding. Churchill owns 41.67 shares of Series F preferred stock, representing 4.2% of the Series F preferred stock outstanding, and 10 shares of the Series H preferred stock, representing 4.0% of the Series H preferred stock outstanding.

(7)	In addition to the shares of common stock and Series G preferred stock shown in the table, all directors and officers as a group own 12,588 shares of Series C preferred stock, representing 50.4% of the Series C preferred stock outstanding, 1,050 shares of Series D preferred stock, representing 38.2% of the Series D preferred stock outstanding, 75 shares of Series F preferred stock, representing 7.5% of the Series F preferred stock outstanding, and 10 shares of Series H preferred stock, representing 4.0% of the Series H preferred stock outstanding.

(8)	Except as otherwise disclosed above, no directors or current executive officers have pledged shares of Allin common stock pursuant to any loan or arrangement.

Transactions with Related Persons

Review of Related Person Transactions

As set forth in its charter, the Audit Committee is responsible for reviewing and approving all related-party transactions that would require disclosure in the Company’s proxy statement and/or other periodic reports. The threshold for related-party transactions requiring disclosure is transactions in excess of $120,000. Management is responsible for determining whether a transaction is a related-party transaction that requires review by the Audit Committee. Transactions that fall within this category will be referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. If the Company becomes aware of an existing related-party transaction which has not been approved by the Audit Committee, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Of the related party transactions described below, the Audit Committee reviewed and approved the lease arrangements for the Company’s Pittsburgh office, as required. The Audit Committee did not review the arrangements described below under Services and Products Provided to Related Parties, as the sales did not exceed the threshold for which review is required.

Related Person Transactions

Lease

The Company rents office space for its Pittsburgh operations from Executive Office Associates, which we refer to as “EOA”. Henry Posner, Jr., a beneficial holder of greater than five percent of the Company’s common stock, and two of Mr. Posner’s sons and his spouse each own an indirect equity interest in EOA. During August 2006, the Company entered into a new five-year lease for the Pittsburgh office space. The Company had previously rented the space under a month-to-month arrangement since 2002. Minimum remaining lease commitments for the Pittsburgh office space are $208,000 per year from 2007 through 2010, and $121,000 for 2011. The rental rate is subject to annual adjustments based on a consumer price index-based formula as specified in the lease. Aggregate rental payments under the current arrangement were $166,000 for the year ended December 31, 2006. Management believes rental payments under the current lease are on terms as favorable to the Company as could have been obtained from an unrelated party and reflect real estate market conditions as of mid-2006, when the current arrangement was entered.

Services and Products Provided to Related Parties

During the fiscal year ended December 31, 2006, Allin Network provided technology infrastructure consulting services to The Hawthorne Group, Inc. Richard W. Talarico, a director, executive officer and beneficial owner of greater than five percent of the Company’s common stock, is an officer of The Hawthorne Group. Mr. Posner, two of Mr. Posner’s sons, and Thomas D. Wright, a beneficial holder of greater than five percent of the Company’s common stock, are shareholders of The Hawthorne Group. Fees charged The Hawthorne Group for the consulting services were $32,000 for the fiscal year ended December 31, 2006. Allin Network also sold less than $1,000 of computer hardware and networking equipment to The Hawthorne Group during the fiscal year ended December 31, 2006. The Company believes its consulting fees and product charges are on terms substantially similar to those offered to unrelated parties.

During the fiscal year ended December 31, 2006, Allin Network provided technology infrastructure consulting services and Allin Consulting-Pennsylvania provided business process consulting services to Business Records Management, Inc. Mr. Wright is a shareholder of Business Records Management. Fees charged Business Records Management for the consulting services were $13,000 by Allin Network and $46,000 by Allin Consulting-Pennsylvania, respectively, for the fiscal year ended December 31, 2006. Also during the fiscal year ended December 31, 2006, Allin Network sold $2,000 of computer hardware and networking equipment and Allin Consulting-Pennsylvania sold $7,000 of computer software to Business Records Management. The Company believes its consulting fees and product charges are on terms substantially similar to those offered to unrelated parties.

See Compensation Committee Interlocks and Insider Participation under Executive Compensation in this proxy statement for additional information on transactions with related parties in prior fiscal years.

Proposal to Ratify the Appointment of Independent Public Accountants

(Proposal 2)

The Audit Committee of the Board of Directors has selected Malin, Bergquist & Company, LLP as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2007. The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders of the Company for ratification at the annual meeting of the stockholders. Malin, Bergquist provided such services for the Company since its engagement on May 29, 2003.

A representative of Malin, Bergquist is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

Although ratification is not required, the Board of Directors is submitting the appointment of Malin, Bergquist to the Company’s stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Also, if the stockholders should not ratify the appointment of Malin, Bergquist, the Audit Committee of the Board of Directors will investigate the reasons for rejection by the stockholders and will reconsider the appointment.

The Board of Directors Recommends a Vote FOR

The Proposal to Ratify the Appointment of

Malin, Bergquist & Company, LLP as

The Company’s Independent Accountants

For the Year Ending December 31, 2007

Fees Billed by the Company’s Independent Public Accountants

The following disclosure of audit, audit-related and other fees pertains to fees billed by the Company’s independent accountants during the fiscal years ending December 31, 2006 and 2005.

Audit Fees

Aggregate audit fees billed by the Company’s independent auditors were $66,000 and $52,500 for the years ended December 31, 2006 and 2005, respectively. During the fiscal year ended December 31, 2006, Malin, Bergquist billed the Company $49,500 for audit services for the 2005 fiscal year, including review of the Company’s annual regulatory filing, and progress billed the Company $16,500 for audit services for the 2006 fiscal year including review services for the first three fiscal quarters of 2006 and review of related regulatory filings. During the fiscal year ended December 31, 2005, Malin, Bergquist billed the Company $39,000 for audit services for the 2004 fiscal year, including review of the Company’s annual regulatory filing, and progress billed the Company $13,500 for audit services for the 2005 fiscal year, including review services for the first three fiscal quarters of 2005 and review of related regulatory filings. Malin, Bergquist’s proposed aggregate fees for audit services are $63,000 for each of the 2006 and 2005 fiscal years, including quarterly review services and review of related regulatory filings. The portion of aggregate audit fees for the 2006 fiscal year that was unbilled as of December 31, 2006, $46,500, is expected to be billed in 2007.

Audit-Related Fees

Audit-related fees billed by the Company’s independent auditors during the year ended December 31, 2006 were $5,000 for audit services for the Company’s defined contribution retirement plan for the 2005 plan year. Audit-related fees billed by Malin, Bergquist during the year ended December 31, 2005 were $50,000, including $10,000 for audit services for the Company’s defined contribution retirement plan for the 2003 and 2004 plan years and $40,000 for audit services for CodeLab Technology Group, Inc.’s 2003 and 2004 fiscal years. Malin, Bergquist performed audit services for the Company’s defined contribution retirement plan for the 2003 plan year during 2004, and provided audit services for the 2004 plan year during 2005. However, Malin, Bergquist did not bill the proposed fees of $5,000 for the 2003 plan year services until 2005. The proposed fees of $5,000 for the 2004 plan year services were also billed in 2005. Malin, Bergquist has proposed fees for audit services for the retirement plan of $5,000 for the 2006 plan year. It is anticipated that these services will be provided and related fees will be billed during 2007. Upon the Company’s acquisition of CodeLab in July 2005, the Audit Committee of the Company’s Board of Directors engaged Malin, Bergquist to perform audit services for CodeLab’s two preceding annual fiscal periods, the years ended December 31, 2003 and 2004. The audit services related to CodeLab were performed in 2005.

Tax Fees

Aggregate tax fees billed by the Company’s independent auditors were $24,900 and $10,500 during the years ended December 31, 2006 and 2005, respectively. During the year ended December 31, 2006, Malin, Bergquist billed $14,000 for tax compliance services relating to the 2005 fiscal year, $5,200 for tax compliance services relating to CodeLab’s operations for the portion of 2005 prior to its acquisition by the Company, and $5,700 for updating the Company’s financial information for the earnings and profits basis of tax reporting. During the year ended December 31, 2005, Malin, Bergquist billed the Company for tax compliance services relating to the 2004 fiscal year.

All Other Fees

During the fiscal years ended December 31, 2006 and 2005, respectively, Malin, Bergquist billed the Company $500 and $2,700 for review of planning and documentation prepared by the Company in preparation for the internal control reporting requirements of the Sarbanes-Oxley Act of 2002.

Audit Committee Policies and Procedures

The policy of the Company’s Audit Committee is to pre-approve audit, audit-related, tax and other permissible services to be performed by the Company’s principal accountant. The need for pre-approval of any services to be performed by the principal accountant is considered in setting the agendas for Audit Committee meetings, and review and approval of proposed fees is undertaken at the Audit Committee meetings as needed. If the principal accountant proposes time-based fees for any services, the Audit Committee will set a not-to-exceed limitation for fees, with subsequent pre-approval required for any fees above the previously set limit. In cases where pre-approval of services is necessary prior to the next scheduled Audit Committee meeting, approval will be determined by communication with Audit Committee members and documented through written consents in lieu of meetings.

The Audit Committee’s pre-approval policy was implemented as of May 6, 2003, as required by applicable regulations. All engagements of the independent accountant to perform audit and non-audit services since that date have been approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

Report of the Audit Committee of the Board of Directors

The Audit Committee is currently composed of two non-employee directors, James S. Kelly (Chairman) and Brian K. Blair. The Board of Directors has determined that each of Messrs. Kelly and Blair is “independent” as set forth in NASDAQ Marketplace Rule 4200(a)(15) and applicable rules of the SEC. In addition, the Board of Directors has determined that Mr. Kelly is an “audit committee financial expert,” as defined by SEC and NASDAQ rules. Because Mr. Kelly owned 20.1% of the outstanding common stock of the Company at the time of the Board’s independence determination conducted on February 13, 2007, he did not fall within the safe harbor position set forth under Rule 10A-3(e)(1)(ii)(A) promulgated by the SEC under the Exchange Act. This safe harbor position provides that a person holding 10% or less of a class of voting equity securities of an issuer will not be deemed to be an affiliate of such issuer but does not create a presumption that a person exceeding such ownership percentage is an affiliate. Under SEC rules, an audit committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

The Audit Committee operates in accordance with a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Malin, Bergquist & Company, LLP, the Company’s auditors for the fiscal year ended December 31, 2006, any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks. The Audit Committee also pre-approved all audit, audit-related and permitted non-audit services provided by Malin, Bergquist & Company, LLP to the Company and the related fees for such services, and concluded that such services are compatible with the auditors’ independence. Such non-audit services were limited to tax compliance and Sarbanes-Oxley Act of 2002 compliance services during 2006.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006 with management and the independent auditors. Management has primary responsibility for the preparation of the Company’s financial statements, and the independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. The Audit

Committee has also selected Malin, Bergquist & Company, LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2007. The Board of Directors has concurred in that selection and has presented the matter to the stockholders of the Company for ratification.

Respectfully Submitted,

James S. Kelly, Chairman Brian K. Blair

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any person who beneficially owns more than ten percent of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. These executive officers and significant shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of the copies of these reports, all of the required Section 16(a) reports for the year ended December 31, 2006 were filed on a timely basis, except that David S. Ritchie submitted a late report regarding his acquisition of shares of the Company’s common stock and his subsequent disposition of a portion of his shares.

Annual Report

The Company has enclosed its Annual Report for the year ended December 31, 2006 with this proxy statement, which includes the Company’s 2006 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the 2008 Annual Meeting

Any proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 29, 2007 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail – Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2008 proxy materials.

Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2008 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2008 annual meeting must be submitted in writing to the Secretary of the Company at the Company’s principal offices no later than February 25, 2008, and the notice must provide information as required by the Company’s Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.

Other Matters

The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $4,000 plus reimbursement of expenses.

By order of the Board of Directors,

/s/ Dean C. Praskach
Dean C. Praskach Secretary

April 23, 2007

Appendix A

Allin Corporation

Audit Committee Charter

Adopted by the Board of Directors

on June 9, 2000, as amended through May 18, 2006

Function of Audit Committee

There shall be a committee of the Board of Directors of Allin Corporation to be known as the Audit Committee. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation, as well as such other matters as may from time to time be specifically delegated to the Audit Committee by the Board of Directors. In performing its duties, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditor and the financial management of the corporation.

Membership

As soon as practical after the adoption of this Charter, the Audit Committee shall be composed of at least two directors who are independent of management of the corporation and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a committee member. No member may be an officer or employee of the corporation. In determining independence, the Board of Directors will observe the applicable requirements of The Nasdaq Stock Market, Inc., or The Nasdaq Stock Market LLC, as applicable, (“Nasdaq”), Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other rules and regulations of the Securities Exchange Commission, and may give effect to any applicable phase-in period for compliance provided for in such rules and regulations. In observing such requirements, the Board of Directors may permit one director who does not meet the independence requirements of Nasdaq or Rule 10A-3(b)(1), provided that he or she is not a current officer or employee of the corporation or any of its subsidiaries or an immediate family member of any such officer or employee, to serve on the Audit Committee if the Board of Directors determines under exceptional and limited circumstances that his or her membership on the Audit Committee is required by the best interests of the corporation and its shareholders.

Each member of the Audit Committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. One member, preferably the chairperson, must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Audit Committee appointments shall be nominated and approved annually by the full Board of Directors. The Audit Committee chairperson shall be selected by the Audit Committee members.

Operating Principles

The Audit Committee shall fulfill its specific responsibilities within the context of the following overriding principles:

•

Communication – The chairperson shall have regular and meaningful contact throughout the year with senior management, other committee chairpersons and other key Audit Committee advisors, the independent auditors, etc., as applicable, to strengthen the Audit Committee’s knowledge of relevant current and prospective business issues.

•	Meetings – The Audit Committee shall meet at least four times annually, or more frequently as it may determine necessary to comply with its responsibilities set forth herein.

•

Meeting Agenda – Audit Committee meeting agendas shall be the responsibility of the Audit Committee chairperson with input from Audit Committee members. It is expected that the chairperson would also ask for management and key Audit Committee advisors, and perhaps others, to participate in this process.

•

Audit Committee Expectations and Information Needs – The Audit Committee shall communicate Audit Committee expectations and the specific nature, timing, and extent of Audit Committee information needs to management and other external parties, including the independent auditor.

•

Resources and Advisors – The Audit Committee shall be authorized to access internal and external resources, as the Audit Committee requires, to carry out its defined responsibilities. The Audit Committee shall have authority to engage independent counsel and other advisors at the Audit Committee’s sole discretion, as it deems necessary to carry out its duties.

•

Audit Committee Meeting Attendees – The Audit Committee shall request members of management, counsel and the independent auditor, as applicable, to participate in Audit Committee meetings, as necessary, to carry out the defined Audit Committee responsibilities. It shall be understood that the independent auditors, or counsel, may, at any time, request a meeting with the Audit Committee or Audit Committee chairperson with or without management in attendance. In any case, the Audit Committee shall meet in executive session separately with the independent auditors at least annually.

•

Reporting to the Board of Directors – The Audit Committee, through the Audit Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. In addition, summarized minutes from Audit Committee meetings, separately identifying monitoring activities from approvals, shall be distributed to each Board member prior to the subsequent Board meeting.

•

Audit Committee Self-Assessment – The Audit Committee shall, at least annually, review, discuss and assess its own performance as well as the Audit Committee role and responsibilities, seeking input from senior management, the full Board of Directors and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board of Directors for approval.

•

Audit Committee Charter Review – Periodically, as deemed necessary, but at least annually, the Audit Committee shall review and assess the adequacy of this Audit Committee Charter. Changes, if any, shall be recommended to the full Board of Directors for approval.

•

Internal Audit Function – In concurrence with the corporation’s independent auditor, given the corporation’s present size and in the best financial interest of the shareholders, the corporation at present does not employ a separate internal audit function. The addition of a separate internal audit function will be reevaluated periodically depending on the corporation’s growth.

•	Funding – The corporation shall provide appropriate funding as determined by the Audit Committee, for payment of:

(i) Compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation;

(ii) Compensation to any advisers employed by the Audit Committee; and

(iii) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Reporting to Shareholders

The Audit Committee shall report annually in the corporation’s proxy or information statement or other reports on such matters as may be required by the rules and regulations of the Securities and Exchange Commission.

Committee’s Relationship with Independent Auditors

•	The independent auditor shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

•

The Audit Committee shall have sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

•

The Audit Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditor. In this respect, the Audit Committee shall ensure receipt of a formal written statement from the independent auditor delineating all relationships between the auditor and the corporation consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Additionally, the Audit Committee shall be responsible for active dialogue with the auditor with respect to disclosed relationships or services that may impact auditor objectivity or independence and shall take or recommend to the full Board of Directors appropriate action to ensure the independence of the independent auditor.

•

If or when the corporation determines to employ a separate internal audit function, the internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee.

•

If the independent auditor identifies significant issues relative to the overall Board of Directors responsibility that, in their judgment, have been communicated to management, but have not been adequately addressed, they should be communicated to the Audit Committee chairperson. If, in the course of conducting an audit, the independent auditor detects or becomes aware of an illegal act as described in Section 10A of the Exchange Act, the independent auditor will communicate with the Audit Committee and/or the Board of Directors as required by Section 10A(b) of the Exchange Act.

•

The Audit Committee shall ensure the rotation of the audit partners of the independent auditor as required by law and shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•

The Audit Committee shall recommend to the Board of Directors policies for the corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the corporation.

Primary Audit Committee Responsibility

The Audit Committee will perform the following and report to the Board of Directors:

•

Pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that such delegation is in compliance with Section 10A(i)(3) of the Exchange Act and the rules thereunder and decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

•	Review and recommend to the directors the independent auditor to be selected to audit the books of the corporation, its operating groups and subsidiaries.

•

Meet with the independent auditor and financial management of the corporation at least four times a year. Prior to the audit each year, the Audit Committee will review the risk assessment process and scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, the Audit Committee will review the results of such audit including any comments or recommendations of the independent auditor.

•

Review and discuss reports from the independent auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) disagreements with management; (d) difficulties encountered; (e) the quality of financial reporting; and (f) other material communications between the independent auditor and management.

•	Discuss with the independent auditor the matters to be discussed by Public Company Accounting Oversight Board Statement on Auditing Standards Nos. 9, 61 and 89 relating to the conduct of the audit.

•

Review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the corporation’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and the reports of the results of such other examinations outside the course of the independent auditor’s normal audit procedures that the independent auditor may from time to time undertake.

•

Review with the independent auditor and with the corporation’s financial management (a) the adequacy and effectiveness of the accounting and financial controls and procedures of the corporation (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management) and (b) the adequacy and effectiveness of the corporation’s disclosure controls and procedures, and management reports thereon, and elicit any recommendations that they may have for the improvement of such controls and procedures or particular areas where new or more detailed control or procedures are desirable. Particular emphasis should be given to the procedures, which might be deemed illegal or otherwise improper. Further, the committee should periodically review company policy statements in terms of their adequately representing a code of conduct.

•

Review disclosures made to the Audit Committee by the corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation’s internal controls.

•

If or when the corporation determines to employ a separate internal audit function, review the internal audit function of the corporation including proposed programs and risk assessment process with the independent auditor, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

•

Review with the appropriate officers of the corporation and the independent auditor the annual and quarterly financial statements of the corporation prior to public release thereof. Any changes in accounting principles should be reviewed.

•	Review and approve all related-party transactions that would require disclosure in the corporation’s proxy statement and/or other periodic reports.

•

Review and discuss with management and the independent auditor the corporation’s internal controls report, if any, and the independent auditor’s attestation of the report, if any, prior to the filing of the corporation’s Form 10-K.

In carrying out its responsibilities, the Audit Committee’s policies and procedures should remain flexible in order that Audit Committee can best react to changing business conditions and risks to assure the directors and shareholders that the corporate accounting practices of the corporation are in accordance with all requirements and are of the highest quality.

Procedures for Receipt, Retention and Treatment of Complaints

The Audit Committee shall be authorized to establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

c/o National City Bank

Shareholder Services Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

¯ Please fold and detach card at perforation before mailing. ¯

ALLIN CORPORATION This Proxy Is Solicited On Behalf Of The Board Of Directors

Dean C. Praskach and Richard W. Talarico, each with the power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 24, 2007, and at any postponements or adjournments thereof.

Dated: ,2007

(Signature)

(Signature, if held jointly)

Please sign this proxy exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

¯ Please fold and detach card at perforation before mailing. ¯

ALLIN CORPORATION

                PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

1.	Election of Directors:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Richard W. Talarico    Brian K. Blair    Anthony L. Bucci    William C. Kavan    James S. Kelly    Anthony C. Vickers

A vote FOR all nominees is recommended by the Board of Directors

Instructions: To withhold authority for an individual nominee, draw a line through his name.

2.	Proposal to ratify the appointment of Malin, Bergquist & Company, LLP as independent public accountants for Allin Corporation for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommended by the Board of Directors

3.	In their discretion, on such other business as may properly come before the meeting.

(Continued on other side)